UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 27, 2009

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 27, 2009, MIPS Technologies, Inc. ("MIPS") entered into an Industrial Lease with Headlands Realty Corporation ("Headlands"), providing for a lease of real property located at 955 E. Arques, Sunnyvale, California for a period of seven (7) years commencing May 29, 2009, with an option to renew for an additional five (5) years (the "Lease").  Monthly rent begins in the seventh month at a rate of $52,218.85 per month and increases three percent (3%) per year plus certain operating expenses.  The Lease contains customary provisions, including security deposit, events of default and insurance.  A copy of the Lease is attached as Exhibit 99.01 to this Current Report.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Industrial Lease dated February 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: March 3, 2009	By:	/s/ GAIL SHULMAN KNITTEL
Name: Gail Shulman Knittel
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.01	Industrial Lease dated February 27, 2009